                                                                10
                                                        Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 39-Week Period Ended        13-Week Period Ended
                                           ----------------------------   ----------------------------
                                           April 1, 1995  April 2, 1994   April 1, 1995  April 2, 1994
                                           -------------  -------------   -------------  -------------
Calculation of Primary Earnings Per Share:
- - - - - - -----------------------------------------
Net earnings applicable to common stock    $ 174,703,000  $ 149,317,000    $  52,788,000  $  45,694,000
                                           =============  =============    =============  =============

Average number of common shares and common
  stock equivalents outstanding              182,905,450    184,624,948      182,531,301    184,201,317

Dilutive effect of stock options <F1>             ---            ---              ---            ---
                                           -------------  -------------    -------------  -------------
                                             182,905,450    184,624,948      182,531,301    184,201,317
                                           =============  =============    =============  =============
Primary earnings per share                 $        0.96  $        0.81    $        0.29  $        0.25
                                           =============  =============    =============  =============

Calculation of Fully Diluted Earnings Per Share:
- - - - - - ------------------------------------------------

Net earnings applicable to common stock    $ 174,703,000 $ 149,317,000     $  52,788,000  $  45,694,000
                                           ============= =============     =============  =============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  182,905,450   184,624,948       182,531,301    184,201,317

Dilutive effect of stock options and Liquid
  Yield Option Notes <F2>                         ---           ---               ---            ---
                                           ------------- -------------     -------------   ------------
                                             182,905,450   184,624,948       182,531,301    184,201,317
                                           ============= =============     =============   ============

Fully diluted earnings per share           $        0.96 $        0.81     $        0.29   $       0.25
                                           ============= =============     =============   ============

            <F1> Maximum possible dilutive effect of outstanding options in each period is less than 3%.
            <F2> Maximum possible dilutive effect of outstanding options and Liquid Yield
                  Option Notes during each period is less than 3%.